Exhibit (a)(5)(C)

Note:	The following are un-official English translations of the Hebrew Acceptance and Objection Notices and Share Transfer Deed that were published in Israel pursuant to Israeli law. The originals of these documents, written in Hebrew, are the exclusive legally binding versions and the Offeror (as defined below) assumes no liability for any of the statements or representations made in this translation.

[FORM OF NOTICES]

NOTICE OF AN UNLISTED HOLDER

An offeree who accepts the tender offer should fill out Part A of this notice, and an offeree who objects to the tender offer should fill out part B of this notice.

To:	KCPS Satellite Communications, Limited Partnership (the "Offeror")
Through TASE Member ________________ Ltd.

Re: Ordinary Shares of Gilat Satellite Networks Ltd. (the “Company”)

PART A

I refer to the Schedule (offer to purchase) dated June 8, 2009, of the Offeror, whereby the Offeror offered to buy 2,026,000 ordinary shares par value NIS 0.20 each of the Company (the “Schedule”). Whereas I own and hold, through you, in Deposit No. ____________ at your branch no. _____, ______ ordinary shares par value NIS 0.20 each of the Company, and whereas I wish to accept the tender offer of the Offeror included in the Schedule, in respect of ______________ (*) shares of the Company, notice of acceptance of an unlisted holder, as defined in Section 3 of the Schedule, is hereby given accordingly, as well as an undertaking to transfer the aforementioned shares, i.e. ____________(*) shares of the Company (the “Shares”) to the Offeror, in accordance with the provisions of the Schedule.

I hereby declare and undertake that the Shares are free of any lien, attachment, debt, pledge or any third party right on the date of giving this notice of acceptance, and that these Shares will be in that condition on the date of their transfer to the name of the Offeror according to the Schedule.

Please transfer the consideration for the above Shares to my account at - ___________, No. _____ , ______________ branch (branch no. _____).

I am aware that a precondition for the purchase of the Shares by the Offeror and payment of their consideration in accordance with the Schedule, is the correctness of this declaration.

_______________________
ID No. / Company number
_______________________
Full name
_______________________
Signature

PART B

I refer to the Schedule dated June 8, 2009, of the Offeror whereby the Offeror offered to buy 2,026,000 ordinary shares par value NIS 0.20 each of the Company (the “Schedule”). Whereas I own and hold, through you, in Deposit No. ____________ at your branch no. _____, ______ ordinary shares par value NIS 0.20 each of the Company, and whereas I wish to object to the tender offer of the Offeror included in the Schedule, in respect of _________(*) shares of the Company, notice of objection of an unlisted holder as defined in Section 3 of the Schedule, is hereby given accordingly.

_______________________
ID No. / Company number
_______________________
Full name
_______________________
Signature

(*)	The Offeree should insert the maximum number of shares in respect of which the notice is given, i.e. the full amount of shares in the above securities deposit, or a smaller quantity, as the holder wishes.

NOTICE OF A TASE MEMBER

To:	KCPS Satellite Communications, Limited Partnership (the "Offeror")
Via Clal Finance Batucha Investment Management Ltd.

Re: Ordinary shares of Gilat Satellite Networks Ltd. (the “Company”)

We refer to the Schedule (offer to purchase) dated June 8, 2009, of the Offeror, whereby the Offeror offered to buy 2,026,000 ordinary shares par value NIS 0.20 each of the Company (the “Schedule”). Whereas we received notices of unlisted holders in respect of a total of __________ ordinary shares par value NIS 0.20 each of the Company from their holders and owners (the “Sum Total of the Shares”), notice of a TASE Member as set forth in Section 3 of the Schedule is hereby given in connection with the above Shares, as follows:

Out of the Sum Total of the Shares, we received notices of acceptance to the tender offer in respect of a total quantity of _________ ordinary shares par value NIS 0.20 each of the Company (the “Acceptance Shares”). We hereby declare and undertake that the Acceptance Shares are free of any lien, attachment, debt, pledge or any third party right on the date of giving this notice of acceptance, and that the Acceptance Shares will be in that condition on the date of their transfer to the name of the Offeror according to the Schedule. If the offer is accepted, please transfer the consideration for the Acceptance Shares to our account in the TASE clearing house.

For the remainder of the shares out of the Sum Total of the Shares, i.e. ____________ ordinary shares par value NIS 0.20 each of the Company, we received notices of objection.

We are aware that a precondition for the purchase of the Acceptance Shares by the Offeror and payment of their consideration in accordance with the Schedule is the correctness of this declaration.

_______________________
TASE member number
_______________________
Name of TASE member
_______________________
Stamp and signature
_______________________
Date

NOTICE OF A LISTED HOLDER

An Offeree who accepts the tender offer should fill out Part A of this notice, and an offeree who objects to the tender offer should fill out part B of this notice.

To:	KCPS Satellite Communications, Limited Partnership (the "Offeror") Via Clal Finance Batucha Investment Management Ltd.

Re: Ordinary shares of Gilat Satellite Networks Ltd. (the “Company”)

PART A

I refer to the Schedule (offer to purchase) dated June 8, 2009, of the Offeror, whereby the Offeror offered to buy 2,026,000 ordinary shares par value NIS 0.20 each of the Company (the “Schedule”).

Whereas I own / hold power of attorney for transactions in respect of / ________ ordinary shares par value NIS 0.20 of the Company, which are marked from No. __________ to No. _________ inclusive, which are registered in the name of _____________, and whereas I wish to accept the tender offer of the Offeror included in the Schedule, in respect of _________(*) shares of the Company, notice of acceptance of a registered holder, as defined in Section 3 of the Schedule, is hereby given accordingly, and an undertaking to transfer the aforementioned shares, i.e. ____________(*) shares of the Company (the “Shares”), under the share transfer deed attached hereto, and all in accordance with the terms and conditions of the aforementioned tender offer / the Shares are held by virtue of notarized power of attorney from ____________, the owner and holder of the Shares, which was presented to _____________ and a copy of which, approved by a notary, is attached to this notice of acceptance. (**)

I hereby declare and undertake that the Shares are free of any lien, attachment, debt, pledge or any third party right on the date of giving this notice of acceptance, and that these Shares will be in that condition on the date of their transfer to the name of the Offeror according to the Schedule. Please transfer the consideration for the above Shares to bank account no. __________ in the name of ______________, at Bank _________________, branch __________ (branch no. ______).

I am aware that a precondition for the purchase of the Shares by the Offeror and payment of the consideration in accordance with the Schedule, is the correctness of this declaration.

Attached: 1. Share transfer deeds for the Shares; 2. Share certificate/s no./s _____________ for the Shares; 3. A notarized copy of the notarized power of attorney (where relevant).

_______________________
Full name
_______________________
Signature
_______________________
ID No. / Company No.
_______________________
Address

PART B

I refer to the Schedule (offer to purchase) dated June 8, 2009, of the Offeror, whereby the Offeror offered to buy 2,026,000 ordinary shares par value NIS 0.20 each of the Company (the “Schedule”).

Whereas I own / hold power of attorney for transactions in respect of ________ ordinary shares par value NIS 0.20 each of the Company, which are marked from No. __________ to No. _________ inclusive, which are registered in the name of _____________, and since I wish to object to the tender offer of the Offeror included in the Schedule, in respect of _________(*) shares of the Company, notice of objection as defined in Section 3 of the Schedule, to which photocopies of the share certificate/s are attached, is hereby given accordingly.

_______________________
Full name
_______________________
Signature
_______________________
ID No. / Company No.

(*)	The Offeree should insert the maximum number of shares in respect of which the notice is given, i.e. the full amount of shares in the above securities deposit, or a smaller quantity, as the Holder wishes.

(**)	Delete superfluous language.

SHARE TRANSFER DEED

I/We the undersigned, _____________________________, I.D. No./Company No. ______________, of __________________ Street no. ___ in _______________, in consideration of USD _________ which was paid to me/us by KCPS Satellite Communications, Limited Partnership (the “Transferee”), hereby transfer to the Transferee __________ ordinary shares par value NIS 0.20 each, in certificate/certificates no/s. _____________, of Gilat Satellite Networks Ltd., to be held by the Transferee, its legal representatives and recipients of transfers from it, in accordance with all the terms and conditions by which I/we held them at the time of signing this deed.

And the undersigned, the Transferee, agrees to accept the above shares in accordance with the terms and conditions.

In witness whereof we have affixed our signatures in ______________ on ____ ____, 2009

___________________________	____________________________
Signature of the Transferee	Signature of the Transferor/s